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                                                                       EXHIBIT 7

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES IN ACCORDANCE WITH MEXICAN
                                      GAAP

                 (Amounts expressed in Millions oF Mexican Pesos with Purchasing Power as of December 31, 2002)

                                               2002         2001       2000        1999
                                            ----------   ---------   ---------   ---------
Income (Loss) Before Income Tax             Ps. (725.0)  Ps.(689.5)  Ps.(658.8)  Ps.(261.1)
Determination of the Ratio
Fixed Charges:
Interest expense                                 207.6       451.3       441.4        55.7
Interest capitalized during period                 0.8         6.0
Rental expense                                    14.8        13.1         7.8         7.0
Dedt issuance costs                                  -           -        90.7        18.2
                                            ----------   ---------   ---------   ---------

     Total fixed charges                    Ps.  223.2   Ps. 470.4   Ps. 540.0   Ps.  80.9
                                            ==========   =========   =========   =========

Earnings:
Income (loss) from continuing operations    Ps. (725.0)  Ps.(689.5)  Ps.(658.8)  Ps.(261.1)
Fixed charges                                    223.2       470.4       540.0        80.9
Less: interest capitalized during period             -           -       (90.7)      (18.2)
Debt issuance costs                               (0.8)       (6.0)
                                            ----------   ---------   ---------   ---------
     Total earnings:                        Ps. (502.5)  Ps.(225.1)  Ps.(209.6)  Ps.(198.4)
                                            ----------   ---------   ---------   ---------

Ratio of Earnings to Fixed Charges               (2.25)      (0.48)      (0.39)      (2.45)
                                            ==========   =========   =========   =========